                           SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to S 240.14a-11(c) or S 240.14a-12

                             SIMULATIONS PLUS, INC.
                ------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     2)  Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4)  Proposed maximum aggregate value of transactions:

     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid:

     2)  Form, schedule or Registration Statement No.:

     3)  Filing Party:

     4)  Date Filed.

                             SIMULATIONS PLUS, INC.
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be Held March 26, 1999

      The Annual Meeting of Shareholders of Simulations Plus, Inc. (the "Company"), will be held on March 26, 1999, at 2:00 p.m., Pacific Time, at 1220 West Avenue J, Lancaster, California, for the following purposes:

      1.    To elect four directors to the Company's Board of Directors;

      2. To approve amendments to the Company's Articles of Incorporation to authorize up to 10,000,000 shares, par value $0.001, of preferred stock (the "Preferred Stock");

      3. To approve an amendment to the Company's 1996 Stock Option Plan (the "Option Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan to 500,000 shares.

      4. To ratify the selection of Singer, Lewak, Greenbaum & Goldstein LLP as the Company's Independent Accountants.

      5. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

      All shareholders are cordially invited to attend the meeting, although only shareholders of record at the close of business on March 8, 1999, will be entitled to notice of and to vote at the meeting. A list of shareholders entitled to vote at the Annual Meeting will be open to inspection by the shareholders at the Company's principal office, 1220 West Avenue J, Lancaster, California, for a period of 10 days prior to the Annual Meeting and at the Annual Meeting itself.

      Shares can only be voted at the meeting if the holder is present in person or represented by proxy. We urge you to date and sign the enclosed proxy and return it in the accompanying envelope promptly so that your shares may be voted in accordance with your wishes and the presence of a quorum may be assured. We encourage you to do so even if you plan to attend the meeting in person. The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation. The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

                                          By Order of the Board of Directors

                                          Virginia Woltosz,
                                          Secretary

Lancaster, California
March 8, 1999


--------------------------------------------------------------------------------
                                   YOUR PROXY

PLEASE SIGN AND RETURN YOUR PROXY PROMPTLY IN THE ENCLOSED POSTPAID ENVELOPE. SHOULD YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON EVEN THOUGH YOU HAVE GIVEN A PROXY. THE PROMPT RETURN OF YOUR PROXY WILL BE OF GREAT HELP IN PREPARATION FOR THE MEETING.
--------------------------------------------------------------------------------

                             SIMULATIONS PLUS, INC.
                               1220 WEST AVENUE J

                           LANCASTER, CALIFORNIA 93534

                                 PROXY STATEMENT

Solicitation, Exercise and Revocability of Proxy

      The enclosed proxy is solicited by the Board of Directors of Simulations Plus, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on March 26, 1999, or at any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 2:00 p.m., Pacific Time, at 1220 West Avenue J, Lancaster, California. It is anticipated that this Proxy Statement and the accompanying form of proxy will first be mailed to the shareholders of the Company on or about March 8, 1999. The Company's principal executive offices are located at 1220 West Avenue J, Lancaster, California, 93534 and its telephone number at those offices is (805) 723-7723.

      A proxy is revocable at any time before it is voted by written notice to the Company, the giving of a subsequent proxy, or attending the meeting and voting in person. Unless contrary instructions are indicated on the proxy, all shares represented by valid proxies received pursuant to this solicitation (and not properly revoked before they are voted) will be voted as follows: (1) for the election of the four nominees to the Board of Directors named elsewhere herein; (2) for approval of the amendment to the Company's Articles of Incorporation to authorize the issuance of up to 10,000,000 shares of Preferred Stock; (3) for approval of the amendment to the Company's 1996 Stock Option Plan (the "Option Plan") to increase the number of shares available for issuance upon exercise of options issuable under the Plan to 500,000 shares; (4) for retention of Singer, Lewak, Greenbaum & Goldstein LLP as the Company's Independent Accountants; and (5) in the discretion of the Board of Directors as to such other business as may properly come before the meeting. In the event a shareholder specifies a different choice on his or her proxy, his or her shares will be voted in accordance with the specifications so made.

Cost of Solicitation

      The cost of soliciting proxies will be borne by the Company.

Voting

      Only shareholders of record at the close of business on March 8, 1999, will be entitled to vote at the meeting. On that date, there were 3,383,533 shares of the Common Stock issued and outstanding. Shareholders are entitled to one vote per share on all matters being submitted to shareholders at the meeting, other than with respect to the election of directors, for which cumulative voting is currently required under certain circumstances by applicable provisions of California Law. Under cumulative voting, each shareholder may give any one candidate whose name is placed in nomination prior to the commencement of voting a number of votes equal to the number of directors to be elected, multiplied by the number of votes to which the shareholder's shares are normally entitled, or distribute such number of votes among as many candidates as the shareholder sees fit.

The effect of cumulative voting is that the holders of a majority of the outstanding shares of Common Stock may not be able to elect all of the Company's directors. No shareholder will be entitled to cumulate votes for a candidate, however, unless that candidate's name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, prior to the voting, of an intention to cumulate votes. Approval of the amendments to the Company's Articles of Incorporation (Proposal 2) requires the affirmative vote of a majority of the shares of Common Stock outstanding on the record date. On all other matters, a favorable vote consists of a simple majority of the votes represented at a meeting at which a quorum is present. A quorum consists of a majority of the shares entitled to vote at the meeting. The Company believes that as of December 31, 1998, the approximate number of shareholders of record of its common stock was 18 and that there were approximately 820 beneficial owners. This includes shares held in nominee or "street" accounts.

      The Board of Directors knows of only two shareholders who owned more than five percent of the outstanding voting securities of the Company as of the record date: Walter S. Woltosz and Virginia E. Woltosz. See "Beneficial Ownership of Common Stock."

                        COMPANY STOCK PRICE PERFORMANCE

     The stock price performance graph below is required by the SEC and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

The graph below compares the cumulative total shareholder return on the Common Stock of the Company from the last day of the first month of trading of the Company's Common Stock upon the Company's initial public offering (June 30,
1997) to January 31, 1999 with the cumulative total return on the Nasdaq Stock Market, US and Foreign Market Index and the Computer and Data Processing Index (assuming the investment of $100 in the Company's Common Stock and in each of the indexes on June 30, 1997, and reinvestment of all dividends).

                               [GRAPHIC OMITTED]

     The above graph was plotted using the following data:

                Simulations Plus, Inc.           Nasdaq, US & Foreign         Computer Data Process
                ----------------------           --------------------         ---------------------
           Market Price   Investment Value     Index    Investment Value    Index     Investment Value
           ------------   ----------------    -------   ----------------   --------   ----------------
 6/30/97     $5.00            $100.00         474.830      $100.000        1105.348      $100.000
 9/30/97      5.25             105.00         555.769       117.046        1208.838       109.421
12/31/97      4.25              85.00         517.858       109.062        1140.874       103.269
 3/31/98      4.938             98.76         606.581       127.747        1507.059       136.415
 6/30/98      4.375             87.50         621.693       130.930        1672.508       151.391
 9/30/98      1.50              30.00         555.756       117.043        1576.598       142.710
12/31/98      0.813             16.26         715.138       150.609        2041.610       184.801
 1/31/99      3.688             73.76         839.973       176.900        2475.572       224.082

                    INFORMATION RELATING TO VARIOUS PROPOSALS

                              PROPOSALS FOR VOTING

PROPOSAL 1: ELECTION OF DIRECTORS

      The Board of Directors has nominated the persons named below for election as directors of the Company to serve until the next Annual Meeting of Shareholders and until their successors are duly elected and qualified.

      Vote Required

      In order to be elected as a director, a nominee will have to receive a majority of the votes cast for that nominee, assuming a quorum (which consists of a majority of the shares entitled to vote at the meeting) is present at the meeting. See "Voting," above.

      At the time of the Annual Meeting, the Board of Directors will consist of four incumbent members who are seeking to be elected at the meeting to hold office until the next meeting of shareholders and until their successors are elected and qualified. The Company's By-laws presently provide for a Board of no less than three and no more than five directors, with the number of directors currently fixed at four.

      Walter S. Woltosz, Virginia E. Woltosz, Dr. David Z. D'Argenio, and Dr. Richard Weiss, all of whom are incumbent directors, have been nominated by the Board of Directors for election as directors of the Company. All of the nominees have informed the Company that they are willing to serve, if elected, and management has no reason to believe that any of the nominees will be unavailable. In the event a nominee for director should become unavailable for election, the persons named in the proxy will vote for the election of any other person who may be recommended and nominated by the Board for the office of director. Information regarding director nominees and directors is set forth below:

         NAME                  AGE    POSITION WITH THE COMPANY                                DIRECTOR SINCE
         ----                  ---    -------------------------                                --------------
DIRECTORS AND DIRECTOR
  NOMINEES:

Walter S. Woltosz              53     Chairman of the Board, Chief Executive Officer and             1996
                                      President of the Company and Words+.

Virginia E. Woltosz            47     Senior Vice President, Secretary and Director of the           1996
                                      Company and Words+.

Dr. David Z. D'Argenio         48     Director and Consultant to the Company                         1997

Dr. Richard Weiss              63     Director                                                       1997

      Walter S. Woltosz is a co-founder of the Company and has served as its Chief Executive Officer and President and as Chairman of the Board of Directors since its incorporation in July 1996. Mr. Woltosz is also a co-founder of Words+ and has served as its Chief Executive Officer and President since its incorporation in 1981.

      Virginia E. Woltosz is a co-founder of the Company and has served as its Senior Vice President and Secretary since its incorporation in July
1996. Mrs. Woltosz is also a co-founder of Words+ and has served as its Vice President, Secretary and Treasurer since its incorporation in 1981. Virginia
E. Woltosz is the wife of Walter S. Woltosz.

      Dr. David Z. D'Argenio started to serve as a Director of the Company in June 1997. He is currently Professor and Chairman of Biomedical Engineering at the University of Southern California ("USC"), and has been on the faculty at USC since 1979. He also serves as the Co-Director of the Biomedical Simulations Resource Project at USC, a project funded by the National Institutes of Health since 1985.


      Dr. Richard R. Weiss started to serve as a Director of the Company in June 1997. From October 1994 to the present, Dr. Weiss has acted as a consultant to a number of aerospace companies and to the U.S. Department of Defense through his own consulting entity, Richard R. Weiss Consulting Services. From June 1993 through July 1994, Dr. Weiss was employed by the U.S. Department of Defense as its Deputy Director, Space Launch & Technology.

BUSINESS EXPERIENCE OF EXECUTIVE OFFICERS WHO ARE NOT ALSO DIRECTORS:

         NAME                  AGE    POSITION WITH THE COMPANY                                OFFICER SINCE
         ----                  ---    -------------------------                                -------------

Ronald F. Creeley              47     Vice President, Marketing and Sales of the Company             1996

Momoko A. Beran                46     Chief Financial Officer of the Company and Words+              1997

      Ronald F. Creeley joined the Company in February 1997 as its Vice President, Marketing and Sales. Prior to joining the Company, Mr. Creeley had been Marketing Director at Union Pen Company, Time Resources, and New England Business Services, Inc., with experience in marketing and research.

      Momoko A. Beran joined Words+ in June 1993 as Director of Accounting and was named the Company's Chief Financial Officer in July 1996.

      EXECUTIVE COMPENSATION

      The following table sets forth certain information concerning compensation paid or accrued for the fiscal year ended August 31, 1998, 1997 and 1996 by the Company to or for the benefit of the Company's President. No other executive officers of the Company received total annual compensation for the fiscal year ended August 31, 1998, 1997 and 1996 that exceeded $100,000. As permitted under the rules of the Securities and Exchange Commission, no amounts are shown in the table below with respect to any perquisites paid to named officer because the aggregate amount of such perquisites (e.g., auto allowance) did not exceed the lessor of (i) $50,000 or (ii) 10% of the total annual salary and bonus of a named officer.

                    NAME AND                                               FISCAL
               PRINCIPAL POSITION                               SALARY      YEAR
               ------------------                              --------    ------
     Walter S. Woltosz.......................................  $ 82,500     1996
     President and Chief Executive Officer...................  $300,000*    1997
                                                               $143,750     1998

----------

* Includes $150,000 accrued but unpaid compensation paid from proceeds of the Company's Initial Public Offering.

EMPLOYMENT AND OTHER COMPENSATION AGREEMENTS

      The Company has an employment agreement with Walter Woltosz commencing September 1, 1996 that extends until August 31, 1999. The agreement provides for an annual salary of $150,000. Pursuant to such agreement, Mr. Woltosz is entitled to such health insurance and other benefits that are not inconsistent with that which the Company customarily provides to its other management employees and to reimbursement of customary, ordinary and necessary business expenses incurred in connection with the rendering of services to the Company. The agreement also provides that the Company may terminate the agreement upon 30 days written notice if termination is without cause and that the Company's only obligation to Mr. Woltosz would be for a payment equal to the greater of (i) 12 months of salary or (ii) the remainder of the term of the employment agreement from the date of notice of termination. Further, the agreement provides that the Company may terminate the agreement for cause (as defined) and that the Company's only obligation to Mr. Woltosz would be limited to the payment of Mr. Woltosz' salary and benefits through and until the effective date of any such termination.

      Commencing with the Company's fiscal year ending 1997 and for each fiscal year thereafter, Walter and Virginia Woltosz are entitled to receive bonuses not to exceed $150,000 and $60,000, respectively, equal to 5% of the Company's net annual income before taxes. In addition, if the closing price of the Company's Common Stock averages in excess of $10 per share for a period of 20 consecutive trading days during any fiscal year, then the Company will grant to each of Mr. and Mrs. Woltosz options under the 1996 Stock Option Plan, exercisable for five years, to purchase 50 shares of Common Stock for each $1,000 of net income before taxes that the Company earns with respect to such fiscal year (up to a Maximum of 60,000 options each until August 31, 1999) at an exercise price equal to the market value per share as of the date of grant.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of February 1, 1991 by (i) each person who is known to own beneficially more than 5% of the outstanding shares of the Company's Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all directors and executive officers of the Company as a group:

                                                AMOUNT AND NATURE OF     PERCENT
        BENEFICIAL OWNER (1)(2)                 BENEFICIAL OWNERSHIP     OF CLASS
        -----------------------                 --------------------    ----------
Walter S. and Virginia E. Woltosz                    2,203,000              65.11%
Momoko Beran(3)                                            900                *
Ronald F. Creely(4)                                      1,200                *
Dr. David Z. D'Argenio                                       0                *
Dr. Richard Weiss                                        1,000                *
All current directors and officers as a
    group (6 persons)                                2,206,100              65.20%

----------

*       Less than 1%

(1) Such persons have sole voting and investment power with respect to all shares of Common Stock shown as being beneficially owned by them, subject to community property laws, where applicable, and the information contained in the footnotes to this table.

(2) The address of each director and executive officer named is c/o the Company, 1220 West Avenue J Lancaster, California 93534.

(3) Represents 900 shares of Common Stock underlying an option exercisable within the next 60 days. Does not include stock options for 53,600 shares which are not exercisable within the next 60 days.

(4) Represents 200 shares of Common Stock underlying an option exercisable within the next 60 days. Does not include a stock option for 50,800 shares which are not exercisable within the next 60 days.

STOCK OPTIONS

      The following table discloses certain information regarding the options held at January 31, 1999 by the Chief Executive Officer and each other named executive officer. No options were exercised by such persons.

                                 Number of Options at              Value of Options at
                                   January 31, 1999                  January 31, 1999
                            -----------------------------     -----------------------------
       Name                 Exercisable    Unexercisable      Exercisable     Unexercisable
-------------------         -----------    --------------     -----------     -------------
Walter S. Woltosz                0                   0              0                    0
Virginia E. Woltosz              0                   0              0                    0
Momoko Beran                    900             53,600              0             $118,750
Ronald F. Creely                200             50,800              0             $118,750

----------

(1) Based on a per share price of $3 11/16 at January 29, 1999 less applicable option exercise prices.

BOARD COMMITTEES AND MEETINGS

      During the fiscal year ended August 31, 1998, the Board of Directors held two meetings. The Board has an Audit Committee and does not have a Compensation Committee.

      The Audit Committee consists of Dr. D'Argenio, Dr. Weiss and Mr. Woltosz. The Audit Committee, which meets periodically with management and the Company's independent auditors, reviews the internal accounting procedures of the Company and reviews the services provided by the Company's independent auditors. The Audit Committee met one time during fiscal 1998.

      During fiscal 1998, each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

      DIRECTOR COMPENSATION

      The Company pays its independent directors, Dr. D'Argenio and Dr. Weiss, an annual fee of $2,500 per year for their service in that capacity and $500 for each Board of Directors or committee meeting attended. In addition, Dr. D'Argenio and Dr. Weiss are reimbursed for expenses for the costs of attending Board of Director and committee meetings.

      Board Recommendation

      The Board of Directors recommends that the shareholders vote FOR the reelection of the four incumbent directors described above under "Information Relating to Various Proposals Information Concerning Directors."

PROPOSAL 2: AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO AMEND
ARTICLE 4 TO AUTHORIZE 10,000,000 SHARES OF "BLANK CHECK" PREFERRED

STOCK

      Reasons for Proposal 2

      The Board of Directors has adopted resolutions to approve an amendment to
Article 4 of the Company's Articles of Incorporation to authorize 10,000,000 shares of what is commonly known as "blank check" Preferred Stock. The term "blank check" Preferred Stock refers to stock for which the designations, preferences, conversion rights, cumulative, relative, participating, optional or other rights, including voting rights, qualifications, limitations or restrictions thereof are determined by the board of directors of a company.

      The purpose of Proposal 2 is to authorize shares of undesignated Preferred Stock which may be designated and issued from time to time by the Board of Directors for a variety of corporate purposes including future private or public offerings to raise additional capital, to pay Company debts or to facilitate corporate acquisitions, conversions of convertible securities, employee benefit plans, stock splits effected in the form of stock dividends, and other general corporate purposes.

      Description of "Blank Check" Preferred Stock, Including Anti-Takeover Implications If Proposal 2 is approved, the Board could authorize the issuance , at any time or from time to time, of one or more series of Preferred Stock, generally without any further shareholder approval unless required by law or applicable stock exchange rules. The Company is not presently subject to any stock exchange rules which would require such shareholder approval. In addition, the Board would determine all designations, relative rights, preferences, and limitations of such stock including but not limited to the following: designation of series and numbers of shares; dividend rights; rights upon liquidation or distribution of assets of the Company; conversion or exchange rights; redemption provisions; sinking fund provisions; and voting rights.

      One of the primary purposes of authorizing the Board of Directors to designate and issue shares of Preferred Stock is to eliminate delays associated with a shareholder vote on specific issuances. The Board of Directors may, however, subject to their duties to existing shareholders, issue Preferred Stock with voting and conversion rights which could adversely affect the voting power of the holders of Common Stock, and which could, among other things, have the effect of delaying, deferring or preventing a change in control of the Company. The Board of Directors is required to make any determination to issue shares of Preferred Stock based on its judgment as to the best interests of the shareholders and the Company; however, the Board of Directors could issue shares of Preferred Stock that could, depending on the terms of such series, make more difficult an attempt to obtain control of the Company by merger, tender offer, proxy contest or other means.

      While the Company may consider effecting an equity offering of Preferred Stock or otherwise issuing such stock in the future for purposes of raising additional capital or for acquisitions, the Company has no agreements or understandings as of the date hereof with any third party to effect any such offering or acquisition, or to purchase any shares offered in connection therewith, or to vote any such shares, and no assurances are given that any offering will in fact be effected or that an acquisition pursuant to which such shares may be issued will be proposed and consummated. Therefore, the terms of any Preferred Stock subject to this proposal cannot be stated or estimated with respect to any or all of the securities authorized.

      Vote  Required

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is needed for approval of Proposal 2. Abstentions and broker non-votes will have the same effect as a vote against Proposal 2.

      Each of the Company's officers, directors and 5% owners have agreed to vote any and all shares they own as of the record date of this meeting in favor of Proposal 2. See "Beneficial Ownership of Common Stock," above.

      Recommendation of the Board of Directors

      The Board of Directors believes that approval of Proposal 2 is in the best interests of the Company and its shareholders. The Board of Directors therefore recommends that the shareholders vote FOR Proposal 2.

PROPOSAL 3: APPROVAL OF AMENDMENTS TO THE COMPANY'S 1996 STOCK OPTION PLAN (THE "OPTION PLAN") TO INCREASE THE NUMBER OF SHARES UNDERLYING OPTIONS THAT MAY BE GRANTED UNDER THE PLAN FROM 250,000 TO 500,000

      The Board of Directors has approved, and recommends that shareholders approve, an amendment to the Company's 1996 Stock Option Plan (the "Option Plan") that would increase the number of shares of Common Stock underlying options that may be granted under the Option Plan from its present number of 250,000 shares to 500,000 shares.

      Shareholders are being asked to approve an amendment to the Company's 1996 Stock Option Plan (the "Option Plan") to provide for an increase in the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares, from 250,000 shares to 500,000 shares. As of November 1, 1998, there were no shares available for grant under the Option Plan. The Board believes that adding shares to the Option Plan is in the best interests of the Company because it will permit the Company to attract and retain employees by providing them with appropriate equity incentives. The Option Plan plays an important role in the Company's efforts to attract and retain employees of outstanding ability.

      The Option Plan was adopted by the Board in September 1996 and approved by the shareholders of the Company in September 1996. The Board approved the proposed amendment to the Option Plan on October 30, 1998, to be effective upon shareholder approval. Set forth below is a summary of the principal features of the Option Plan, which summary is qualified in its entirety by reference to the terms and conditions of the Option Plan. The Company will provide, without charge, to each person to whom a Proxy Statement is delivered, a copy of the Option Plan. Any such request should be directed as follows: Secretary, Simulations Plus, Inc., 1220 West Avenue J, Lancaster, California, 93534; telephone number (805) 723-7723; facsimile (805) 723-5524.

      SHARES SUBJECT TO THE OPTION PLAN. The stock subject to issuance under the Option Plan consists of shares of the Company's authorized but unissued Common Stock. The Board reserved an aggregate of 250,000 shares of Common Stock for issuance under the Option Plan. Shares subject to an option granted pursuant to the Option Plan that expires or terminates for any reason without being exercised or shares subject to an award granted pursuant to the Option Plan that are forfeited or are repurchased by the Company at the original issue price or are subject to an award granted pursuant to the Option Plan that otherwise terminates without shares being issued, will again become available for grant and issuance pursuant to awards under the Option Plan. This number of shares is subject to proportional adjustment to reflect stock splits, stock dividends and other similar events. If the Company's shareholders adopt this Proposal, the maximum number of shares that may be issued under the Option Plan will be 500,000 shares.

      ELIGIBILITY. Employees, officers, directors, consultants, independent contractors and advisors of the Company (and of any subsidiaries and affiliates) are eligible to receive awards under the Option Plan (the "Participants"). No Participant is eligible to receive more than 75,000 shares of Common Stock in any calendar year under the Option Plan. As of December 31, 1998, approximately 36 persons were in the class of persons eligible to participate in the Option Plan, no shares had been issued upon exercise of options and 250,000 shares were subject to outstanding options. As of that date, no shares were available for future grant. The closing price of the Company's Common Stock on Nasdaq was $3 3/8 per share as of March 5, 1999, the last trading day before the Record Date.

      Over the term of the Option Plan through January 31, 1999, the following executive officers have been granted the following options to purchase shares under the Option Plan: Momoko Beran (Chief Financial Officer)--54,500, and Ronald F. Creely (Vice President--Marketing and Sales)--51,000.

During this period, the Corporation's executive officers as a group have been granted options to purchase an aggregate of 105,500 shares under the Option Plan, and all employees as a group (excluding executive officers) have been granted options to purchase an aggregate of 144,500 shares under the Option Plan. During this period, none of the Company's current directors have been granted options under the Option Plan.

      ADMINISTRATION. The Option Plan is administered by the Board of Directors (the "Board") of the Company. Subject to the terms of the Option Plan, the Board determines the persons who are to receive awards, the number of shares subject to each such award, and the terms and conditions of such awards. The Board also has the authority to construe and interpret any of the provisions of the Option Plan or any awards granted thereunder.

      STOCK OPTIONS. The Option Plan permits the granting of options that are intended to qualify either as Incentive Stock Options ("ISOs") or Non-qualified Stock Options ("NQSOs"). ISOs may be granted only to employees (including officers and directors who are also employees) of the Company or any parent or subsidiary of the Company. The option exercise price for each ISO share must be no less than 100% of the "fair market value" (as defined in the Option Plan) of a share of Common Stock at the time the ISO is granted. The per share exercise price of an ISO granted to a 10% shareholder must be no less than 110% of the fair market value of a share of Common Stock at the time the ISO is granted. The option exercise price for each NQSO share must be no less than 85% of the fair market value of a share of Common Stock at the time of grant. The Company has not granted options under the Option Plan at less than fair market value and does not intend to do so in the foreseeable future.

      The exercise price of options granted under the Option Plan may be paid as approved by the Board at the time of grant: (1) in cash (by check); (2) by cancellation of indebtedness of the Company to the Participant; (3) by surrender of shares of the Company's Common Stock owned by the Participant for at least six months and having a fair market value on the date of surrender equal to the aggregate exercise price of the option; (4) by tender of a full recourse promissory note; (5) by waiver of compensation due to or accrued by the Participant for services rendered; (6) by a "same-day sale" commitment from the Participant and a National Association of Securities Dealers, Inc. ("NASD") broker; (7) by a "margin" commitment from the Participant and a NASD broker; or (8) by any combination of the foregoing.

      TERMINATION OF OPTIONS. Except as provided below, each option expires ten years after the date of grant. Options granted to a 10% shareholder expire five years after the date of grant. In the event an optionee's relationship with the Company is terminated for any reason, including death or disability, the optionee will have the right to exercise the option at any time within six months (or such shorter or longer time period not exceeding five years as may be determined by the Board) after such termination to the extent the right to exercise such option has accrued and had not previously been exercised at the date of termination, but in any event no later than the option expiration date.

      AMENDMENT OF THE OPTION PLAN. The Board may at any time terminate or amend the Option Plan, including amending any form of award agreement or instrument to be executed pursuant to the Option Plan. However, the Board may not amend the Option Plan in any manner that requires shareholder approval pursuant to the Code or the regulations promulgated thereunder, or pursuant to the Exchange Act or rule 16b-3 (or its successor) promulgated thereunder.

      TERM OF THE OPTION PLAN. Unless terminated earlier as provided in the Option Plan, the Option Plan will expire in September 2006, ten years from the date the Option Plan was adopted by the Board.

      FEDERAL INCOME TAX INFORMATION. THE FOLLOWING IS A GENERAL SUMMARY AS OF THE DATE OF THIS PROXY STATEMENT OF THE FEDERAL INCOME TAX CONSEQUENCES TO THE COMPANY AND PARTICIPANTS UNDER THE OPTION PLAN. FEDERAL TAX LAWS MAY CHANGE AND THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES FOR ANY SUCH PARTICIPANT WILL DEPEND UPON HIS OR HER INDIVIDUAL CIRCUMSTANCES. EACH PARTICIPANT HAS BEEN AND IS ENCOURAGED TO SEEK THE ADVICE OF A

QUALIFIED TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF PARTICIPATION IN THE OPTION PLAN.

      Incentive Stock Options. A Participant will recognize no income upon grant of an ISO and incur no tax on its exercise (unless the Participant is subject to the alternative minimum tax ("AMT")). If the Participant holds shares acquired upon exercise of an ISO (the "ISO Shares") for more than one year after the date the option was exercised and for more than two years after the date the option was granted, the Participant generally will realize long-term capital gain or loss (rather than ordinary income or loss) upon disposition of the ISO Shares. The gain or loss will be equal to the difference between the amount realized upon such disposition and the amount paid for the ISO Shares.

      If the Participant disposes of ISO Shares prior to the expiration of either required holding period (a "disqualifying disposition"), the gain realized upon such disposition, up to the difference between the fair market value of the ISO Shares on the date of exercise (or, if less, the amount realized on a sale of such shares) and the option exercise price, will be treated as ordinary income. Any additional gain will be long-term or short-term capital gain, depending upon the amount of time the ISO Shares were held by the Participant.

      Alternative Minimum Tax. The difference between the fair market value of the ISO Shares on the date of exercise and the exercise price is an adjustment to income for purposes of AMT. The AMT (imposed to the extent it exceeds the taxpayer's regular tax) is 26% of an individual taxpayer's alternative minimum taxable income (28% in the case of alternative minimum taxable income in excess of $175,000). Alternative minimum taxable income is determined by adjusting regular taxable income for certain items, increasing that income by certain tax preference items (including the difference between the fair market value of the ISO Shares on the date of exercise and the exercise price), and reducing this amount by the applicable exemption amount ($45,000 in case of a joint return, subject to reduction under certain circumstances). If a disqualifying disposition of the ISO Shares occurs in the same calendar year as exercise of the ISO, there is no AMT adjustment with respect to those ISO Shares. Also, upon a sale of ISO Shares that is not a disqualifying disposition, alternative minimum taxable income is reduced in the year of sale by the excess of the fair market value of the ISO Shares at exercise over the amount paid for the ISO Shares.

      Nonqualified Stock Options. A Participant will not recognize any taxable income at the time an NQSO is granted. However, upon exercise of an NQSO, the Participant must include in income as compensation an amount equal to the difference between the fair market value of the shares on the date of exercise and the Participant's exercise price. The included amount must be treated as ordinary income by the Participant and may be subject to withholding by the Company (either by payment in cash or withholding out of the Participant's salary.) Upon resale of the shares by the Participant, any subsequent appreciation or depreciation in the value of the shares will be treated as capital gain or loss.

      Tax Treatment of the Company. The Company generally will be entitled to a deduction in connection with the exercise of an NQSO by a Participant to the extent that the Participant recognizes ordinary income and the Company withholds tax. The Company will be entitled to a deduction in connection with the disposition of ISO Shares only to the extent that the Participant recognizes ordinary income on a disqualifying disposition of the ISO Shares.

      ERISA. The Option Plan is not subject to any the provisions of ERISA and is not qualified under Section 401(a) of the Code.

                                NEW PLAN BENEFITS

      The amounts of future option grants under the Option Plan are not determinable because, under the terms of the Option Plan, such grants are made in the discretion of the Board. Future option exercise prices are not determinable because they are based upon fair market value of the Company's Common Stock on the date of grant.

      Need for Shareholder Approval of the Amendment to the Option Plan

      In order to allow the options that have been issued as incentive stock options to receive the favorable tax treatment such options are allowed, as well as to obtain certain exemptions from Exchange Act Section 16 "short-swing profits" rules that would otherwise apply, shareholders of the Company must approve the amendment to the Option Plan within twelve months of the date it was adopted by the Board of Directors.

      Vote Required

      Approval of the amendment to the Option Plan requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

      Recommendation of the Board of Directors

      The Board of Directors recommends a vote FOR approval of Proposal 3.

PROPOSAL 4: TO RATIFY THE SELECTION OF SINGER, LEWAK, GREENBAUM & GOLDSTEIN LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS

      The Board has selected Singer, Lewak, Greenbaum & Goldstein LLP, independent public accountants, as independent auditors for the Company for 1999. A resolution is being submitted to shareholders at the meeting for ratification of such selection and the accompanying proxy will be voted for such ratification, unless instructions to the contrary are indicated therein. Although ratification by shareholders is not a legal prerequisite to the Board's selection of Singer, Lewak, Greenbaum & Goldstein LLP as the Company's independent public accountants, the Company believes such ratification to be appropriate. If the shareholders do not ratify the selection of Singer, Lewak, Greenbaum & Goldstein LLP, the selection of independent public accountants will be reconsidered by the Board; however, the Board may select Singer, Lewak, Greenbaum & Goldstein LLP, notwithstanding the failure of the shareholders to ratify its selection.

      The Board expects that representatives of Singer, Lewak, Greenbaum & Goldstein LLP will be present at the meeting, will have an opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

      Singer, Lewak, Greenbaum & Goldstein LLP has been the Company's independent public accountants since 1996. During the fiscal year ended August 31, 1998, Singer, Lewak, Greenbaum & Goldstein LLP performed audit and other services for the Company including consultations during the year on matters related to accounting, financial reporting and the review of financial and related information that was included in filings with the Securities and Exchange Commission.

      The appointment of auditors is approved annually by the Board.

      Vote Required.

      Approval of Proposal 4 requires the affirmative vote of a majority of the shares of Common Stock present and voting at a meeting if a quorum is present.

      Recommendation of the Board of Directors

      The Board of Directors recommends a vote FOR approval of Proposal 4.

                                  OTHER MATTERS

      The Board of Directors of the Company knows of no other matters to be presented at the annual meeting other than those described above. However, if any other matters properly come before the meeting, it is intended that any shares voted by proxy will be voted in the discretion of the Board of Directors.

                              SHAREHOLDER PROPOSALS

      In accordance with the rules of the Securities and Exchange Commission ("SEC"), any proposal of a shareholder intended to be presented at the Company's 2000 Annual Meeting of Shareholders must be received by the Company, to the attention of the Secretary, at 1220 West Avenue J, Lancaster, California, 93534 by August 20, 1999, in the form and subject to the other requirements of the applicable rules of the SEC, in order for the proposal to be considered for inclusion in the Company's notice of meeting, proxy statement and proxy relating to the 2000 Annual Meeting. If the Company elects to move the date of the 2000 Annual Meeting more than 30 days from the date of the 1999 Annual Meeting, such proposals must be received by a reasonable time prior to such meeting.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT:

      Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires the Company's officers and directors, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and NASDAQ. Such persons are also required to furnish the Company with copies of all Section 16(a) forms they file.

      Based solely on the Company's review of the copies of those forms received by the Company, or written representations from such persons that no Forms 5 were required to be filed, the Company believes that all Section 16(a) filing requirements for the fiscal year ended August 31, 1998 were met, except that Momoko A. Beran and Ronald Creely, the Company's Chief Financial Officer and Vice President, Marketing, respectively, inadvertently failed to file a Form 3 on a timely basis with respect to the grant of options to purchase shares of Common Stock representing two transactions.

                      ANNUAL REPORT - FINANCIAL STATEMENTS

      A copy of the Company's 1998 Annual Report on Form 10-KSB/A (including Amendment 1 thereto), including financial statements for the years ended August 31, 1998 and 1997, is being mailed to all shareholders herewith. Except for any portion of the Form 10-KSB/A which is specifically incorporated by reference into this Proxy Statement, the Form 10-KSB/A is not to be regarded as proxy solicitation material or as a communication by means of which any solicitation is being made. THE COMPANY WILL PROVIDE ANY SHAREHOLDER WITH A COPY OF ANY EXHIBIT TO THE FORM 10-KSB/A PURSUANT TO THE REQUEST PROCEDURE DESCRIBED IN THE FORM 10-KSB/A.


                                          By Order of the Board of Directors


                                          Virginia E. Woltosz
                                          Secretary

Dated: March 8, 1999

Appendix 1: Form of Proxy Card

                             Simulations Plus, Inc.
                       Exhibits to Proxy Statement for the
                       1997 Annual Meeting of Shareholders

A. Articles of Amendment to the Articles of Incorporation Re: Authorization of 10,000,000 Shares of "Blank Check" Preferred Stock (Proposal 2)

B. 1996 Amended Stock Option Plan, as Proposed to be Further Amended (Relating to Proposal 3)

                                                                       Exhibit A

                                 Proxy Statement
                                       of

                             SIMULATIONS PLUS, INC.

                              ARTICLES OF AMENDMENT

                                       TO

                            ARTICLES OF INCORPORATION

      FIRST: That the name of the Corporation is Simulations Plus, Inc.

      SECOND: That the text of the Amendment to the Articles of Incorporation of the Corporation authorizing 10,000,000 shares of par value $0.001 preferred stock is as set forth on Exhibit 1 attached hereto which is incorporated herein by reference.

      THIRD: That the Amendment was adopted on ________________, 1999.

      FOURTH: That the Amendment was duly adopted by the shareholders of the Corporation.

      IN WITNESS WHEREOF, Simulations Plus, Inc. has caused these Articles of Amendment to be duly executed this ____ day of _________________, 1999.

                                          Simulations Plus, Inc.

                                          By:
                                              ----------------------------------
                                              Walter S. Woltosz
                                              Chief Executive Officer

ATTEST:

--------------------------------
Virginia E. Woltosz
Secretary

                                    Exhibit 1

               Articles of Amendment to Articles of Incorporation
                             Simulations Plus, Inc.

                  Article 4 of the Articles of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

            A. The aggregate number of shares which the Corporation shall have authority to issue is thirty million (30,000,000) shares, consisting of twenty million (20,000,000) shares of common stock, par value $0.001 per share (the "Common Stock"), and ten million (10,000,000) shares of preferred stock, par value $0.001 per share (the "Preferred Stock").

            B. The Board of Directors is authorized, subject to limitations prescribed by law and the provisions of this Article 4, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable law of the State of California to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

            The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

                        1. The number of shares constituting that series and the
                  distinctive designation of that series;

                        2. The dividend rate on the shares of that series,
                  whether dividends shall be cumulative, and, if so, from which date or dates, whether dividends shall be payable in cash or in kind, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                        3. Whether that series shall have voting rights, in
                  addition to the voting rights provided by law, and, if so, the terms of such voting rights;

                        4. Whether that series shall have conversion privileges,
                  and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                        5. Whether or not the shares of that series shall be
                  redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

                        6. Whether that series shall have a sinking fund for the
                  redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                        7. The rights of the shares of that series in the event
                  of voluntary or involuntary liquidation, dissolution or winding up, or merger, consolidation, distribution or sale of assets of the Corporation, and the relative right of priority, if any, of payment of shares of that series; and

                        8. Any other relative rights, preferences and
                  limitations of that series. Shares of Preferred Stock may be authorized and issued, in aggregate amounts not exceeding the total number of shares of Preferred Stock authorized by the Articles of Incorporation, from time to time as the Board of Directors of the Corporation shall determine and for such consideration as shall be fixed by the Board of Directors.

                       (End of Articles of Incorporation)

                             SIMULATIONS PLUS, INC.
                         AMENDED 1996 STOCK OPTION PLAN


         1. PURPOSES OF THE PLAN. The purposes of this Amended 1996 Stock Option Plan are to attract and retain the best available personnel, to provide additional incentive to the Employees of the Company and its Subsidiaries, to promote the success of the Company's business and to enable the Employees to share in the growth and prosperity of the Company by providing them with an opportunity to purchase stock in the Company.

         Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written stock option agreement.

         2. DEFINITIONS. As used herein, the following definitions shall apply:

            (a) "AFFILIATE" shall mean any entity that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Company.

            (b) "BOARD" shall mean the Board of Directors of the Company.

            (c) "CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time. References in the Plan to any section of the Code shall be deemed to include any amendment or successor provisions to such section and any regulations issued under such section.

            (d) "COMMON STOCK" shall mean the Common Stock, par value $0.001 per share, of the Company.

            (e) "COMPANY" shall mean Simulations Plus, Inc., a California corporation.

            (f) "COMMITTEE" shall mean the Committee appointed by the Board in accordance with Section 4(a) of the Plan, if one is appointed.

            (g) "CONTINUOUS EMPLOYMENT" or "CONTINUOUS STATUS AS AN EMPLOYEE" shall mean the absence of any interruption or termination of employment or service as an Employee by or to the Company or any Parent or Subsidiary of the Company which now exists or is hereafter organized or acquired by or acquires the Company. Continuous Employment shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Board or in the case of transfers between locations of the Company or between the Company, its Parent, or any of its Subsidiaries or its successors.

            (h) "DISABILITY" shall mean the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or has lasted or can be expected to last for a continuous period of not less than 12 months. In determining the Disability of an Optionee, the Board may require the Optionee to furnish proof of the existence of Disability and may select a physician to examine the Optionee. The final determination as to the Disability of the Optionee shall be made by the Board.

            (i) "DISINTERESTED PERSON" shall mean an administrator of the Plan who, during the one year prior to service as an administrator of the Plan, has not been granted or awarded and, during such service, is not granted or awarded stock, stock options or stock appreciation rights pursuant to the Plan or any other plan of the Company or any of its Affiliates entitling the participants therein to acquire stock, stock options or stock appreciation rights of the Company or any Affiliates, except for any plan under which the award of stock, stock options or stock appreciation rights is not subject to the discretion of any person or persons. The term "Disinterested Person" shall be interpreted in a manner consistent with the meaning of such term under Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

            (j) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company, its Parent, any of its Subsidiaries or its successors as an employee, as a consultant or otherwise.

            (k) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            (L) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

            (m) "NONSTATUTORY STOCK OPTION" shall mean an Option which is not an Incentive Stock Option.

            (n) "OPTION" shall mean a stock option granted pursuant to the Plan evidencing the grant of a right to an Employee pursuant to the Plan to purchase a specified number of Shares at a specified exercise price.

            (o) "OPTION AGREEMENT" shall mean a written agreement substantially in one of the forms attached hereto as Exhibit A, or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, evidencing and reflecting the terms of an Option.

            (p) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

            (q) "OPTIONEE" shall mean an Employee who is granted an Option.

            (r) "PARENT" shall mean a "parent corporation," whether now or hereafter existing, as defined in Sections 424(e) and (g) of the Code.

            (s) "PLAN" shall mean this 1996 Stock Option Plan.

            (t) "SHARE" or "SHARES" shall mean the shares of the Common Stock, as adjusted in accordance with Section 10 of the Plan.

            (u) "STOCK PURCHASE AGREEMENT" shall mean an agreement substantially in the form attached hereto as Exhibit B, or such other form or forms as the Board (subject to the terms and conditions of this Plan) may from time to time approve, which is to be executed as a condition of purchasing Optioned Stock upon exercise of an Option.

            (v) "SUBSIDIARY" shall mean a subsidiary corporation, whether now or hereafter existing, as defined in Sections 424(f) and (g) of the Code.

            (w) "TERMINATION FOR CAUSE" shall mean termination of employment as a result of (i) any act or acts by the Optionee constituting a felony under any federal, state or local law; (ii) the Optionee's willful and continued failure to perform the duties assigned to him or her as an Employee (iii) any material breach by the Optionee of any agreement with the company concerning his or her employment or other understanding concerning the terms and conditions of employment by the Company; (iv) dishonesty, gross negligence or malfeasance by the Optionee in the performance of his or her duties as an Employee or any conduct by the Optionee which involves a material conflict of interest with any business of the Company or Affiliate; or (v) the Optionee's taking or knowingly omitting to take any other action or actions in the performance of Optionee's duties as Employee without informing appropriate members of management to whom such Optionee reports, which action or actions, in the determination of the Board, have caused or substantially contributed to the material deterioration in the business or financial condition of the Company or any Affiliate, taken as a whole.

         3. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 10 of the Plan, the maximum aggregate number of Shares which may be optioned and sold pursuant to the exercise of Options under the Plan is 500,000 Shares. The Shares may be authorized, but unissued or reacquired Shares.

            If an Option should expire or become unexercisable for any reason without having been exercised in full or if the Company repurchases Shares from the Optionee pursuant to the terms of a Stock Purchase Agreement, the unpurchased or repurchased Shares, respectively, which were subject thereto shall, unless the Plan shall have been terminated, return to the Plan and become available for other Options under the Plan.

         4. ADMINISTRATION OF THE PLAN.

            (a) PROCEDURE. The Plan shall be administered by the Board. Members of the Board who are eligible for Options or have been granted Options may vote on any matters affecting the administration of the Plan or the grant of any Options pursuant to the Plan, except that no such member shall act upon the granting of an Option to himself or herself, but any such member may be counted in determining the existence of a quorum at any meeting of the Board or Committee during which action is taken with respect to the granting of Options to him or her.

            The Board may at any time appoint a Committee consisting of not less than two persons to administer the Plan on behalf of the Board, subject to such terms and conditions as the Board may prescribe. Members of the Committee shall serve for such period of time as the Board may determine. From time to time the Board may increase the size of the Committee and appoint additional members thereto, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan. In the event the Company has a class of equity securities registered under Section 12 of the Exchange Act and unless the Board determines otherwise, from the effective date of such registration until six months after the termination of such registration, all grants of Options to persons subject to the provisions of
Section 16(b) of the Exchange Act during any and all periods of time when all members of the Board do not qualify as Disinterested Persons shall be made by, or only in accordance with the recommendations of, a Committee of two or more persons having full authority to act in the matter and all of whom are Disinterested Persons.

            (b) POWERS OF THE BOARD. Subject to the provisions of the Plan, the Board shall have the authority, in its discretion: (i) to grant Incentive Stock Options and Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Plan, the fair market value per Share; (iii) to determine the terms and conditions of vesting of Options, the exercise price of the Options and the consideration to be paid for shares upon the exercise of Options (which exercise price and consideration shall be determined in accordance with Section 7 of the Plan); (iv) to determine the Employees to whom, and the time or times at which, Options shall be granted, and the number of Shares to be subject to each Option; (v) to prescribe, amend and rescind rules and regulations relating to the Plan; (vi) to determine the terms and provisions of each Option Agreement and each Stock Purchase Agreement (each of which need not be identical with the terms of other Options and Stock Purchase Agreements) and, with the consent of the holder thereof, to modify or amend each Option and Stock Purchase Agreement; (vii) to determine whether a stock repurchase agreement or other agreement will be required to be executed by any Employee as a condition to the exercise of an Option, and to determine the terms and provisions of any such agreement (which need not be identical with the terms of any other such agreement) and, with the consent of the Optionee, to amend any such agreement; (viii) to interpret the Plan, the Option Agreements, the Stock Purchase Agreements or any agreement entered into with respect to the grant or exercise of Options; (ix) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Board or to take such other actions as may be necessary or appropriate with respect to the Company's rights pursuant to Options or agreements relating to the grant or exercise thereof; and (x) to make such other determinations and establish such other procedures as it deems necessary or advisable for the administration of the Plan.

            (c) EFFECT OF THE BOARD'S DECISION. All decisions, determinations and interpretations of the Board shall be final and binding on all Optionees and any other holders of Options.

         5. ELIGIBILITY. Options may be granted only to Employees (including employees of the Company who are also directors of the Company and directors of the Company that are not employees). An Employee who has been granted an Option may, if such Employee is otherwise eligible, be granted additional Options.

         6. TERM OF PLAN. Effectiveness of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted; provided, however, that Options may be granted pursuant to the Plan prior to such shareholder approval subject to subsequent approval of the Plan by such shareholders. Shareholder approval shall be obtained by the affirmative votes of the holders of a majority of voting shares of the Company's capital stock present and entitled to vote at a meeting of shareholders duly held in accordance with the laws of the State of California or by such other means authorized under law. The Plan shall continue in effect for a term of ten years unless sooner terminated in accordance with the terms and provisions of the Plan.

         7. OPTION PRICE AND CONSIDERATION.

            (a) EXERCISE PRICE. The exercise price per Share for the Shares to be issued pursuant to the exercise of a Nonstatutory Stock Option shall be not less than 85% of the "fair market value" per Share, as described below. The exercise price per Share for the Shares to be issued pursuant to the exercise of an Incentive Option shall be the fair market value per Share. However, with respect to both Incentive Stock Options and Nonstatutory Stock Options, the exercise price shall be 110% of the fair market value per Share on the date of grant in the case of any Optionee who, at the time the Option is granted, owns stock (as determined under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries.

            (b) FAIR MARKET VALUE. The fair market value per Share on the date of grant shall be determined by the Board in its sole discretion, exercised in good faith; provided, however, that where there is a public market for the Common Stock, the fair market value per Share shall be the average of the closing bid and asked prices of the Common Stock on the date of grant, as reported in The Wall Street Journal (or, if not so reported, as otherwise reported by the National Association of Securities Dealers Automated Quotations ("Nasdaq") System), or in the event the Common Stock is listed on a stock exchange or, on The Nasdaq Stock Market, the fair market value per Share shall be the closing price on the exchange or on the Nasdaq Stock Market as of the date of grant of the Option, as reported in The Wall Street Journal.


            (c) PAYMENT OF CONSIDERATION. The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board in its discretion on the date of grant and may consist of cash, check, promissory notes or other forms of legally permitted consideration if authorized by the Board in connection with the grant of an Option.


         8. OPTIONS.


            (a) TERMS AND PROVISIONS OF OPTIONS. As provided in Section 4 of this Plan and subject to any limitations specified herein, the Board shall have the authority to determine the terms and provisions of any Option granted under the Plan or any agreement required to be executed in connection with the grant or exercise of an Option. Each Option granted pursuant to this Plan shall be evidenced by an Option Agreement. Options granted under the Plan are conditioned upon the Company obtaining any required permit or order from appropriate governmental agencies, authorizing the Company to issue such Options and Shares issuable upon exercise thereof.


            (b) NUMBER OF SHARES. Each Option Agreement shall state the number of Shares to which it pertains and whether such option is intended to constitute an Incentive Stock Option or a Nonstatutory Stock Option. The maximum number of Shares which may be awarded as Options under the Plan during any calendar year to any Optionee is 83,333 Shares. If an Option held by an Employee is canceled, the canceled Option shall continue to be counted against the maximum number of Shares for which Options may be granted to such Employee and any replacement Option granted to such Employee shall also count against such limit.


            (c) TERM OF OPTION. The term of each Option may be up to ten years from the date of grant thereof, as determined by the Board upon the grant of the Option and specified in the Option Agreement, except that the term of an Incentive Stock Option granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent of the total combined voting power of all classes of stock of the Company or its Parent or Subsidiaries, shall not exceed five years from the date of grant thereof.

            (d) EXERCISE OF OPTION.

                (i) PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER. Any Option shall vest and become exercisable at such times, in such installments and under such conditions as may be determined by the Board, specified in the Option Agreement and as shall be permissible under the terms of the Plan, including performance criteria with respect to the Company and/or the Optionee as may be determined by the Board.

                    An Option may be exercised in accordance with the provisions of this Plan as to all or any portion of the Shares then exercisable under an Option, from time to time during the term of the Option. An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company at its principal business office in accordance with the terms of the Option Agreement by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company, accompanied by an executed Stock Purchase Agreement (including the attachments thereto) substantially in the form of Exhibit B hereto and as may be modified by the Board from time to time, and any other agreements required by the terms of the Plan and/or the Option Agreement. Full payment may consist of such consideration and method of payment allowable under Section 7 of the Plan. Until the Option is properly exercised in accordance with the terms of this Section 8(d), no right to vote or to receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the Option is exercised, except as provided in Section 10 of the Plan.

                    As soon as practicable after any proper exercise of an Option in accordance with the provisions of the Plan, the Company shall, without transfer or issue tax to the Optionee, deliver to the Optionee at the principal executive office of the Company or such other place as shall be mutually agreed upon between the Company and the Optionee, a certificate or certificates representing the Shares for which the Option shall have been exercised. The time of issuance and delivery of the certificate(s) representing the Shares for which the Option shall have been exercised may be postponed by the Company for such period as may be required by the Company, with reasonable diligence, to comply with any applicable listing requirements of any national or regional securities exchange or any law or regulation applicable to the issuance or delivery of such Shares. No Option may be exercised unless the Plan has been duly approved by the Shareholders of the Company in accordance with applicable law. Notwithstanding anything to the contrary herein, the terms of a Stock Purchase Agreement required to be executed and delivered in connection with the exercise of an Option may require the certificate or certificates representing the Shares purchased upon the exercise of an Option to be delivered and deposited with the Company as security for the

Optionee's faithful performance of the terms and conditions of his or her Stock Purchase Agreement.


                    Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                (ii) TERMINATION OF STATUS AS AN EMPLOYEE. If an Optionee ceases to serve as an Employee for any reason other than death, Disability or Termination for Cause, and thereby terminates his or her Continuous Status As An Employee, to the extent that such Optionee was entitled to exercise the Option at the date of such termination, such Optionee shall have the right to exercise the Option at any time within 30 days subsequent to the last day of such Optionee's Continuous Status As An Employee (unless at the time of grant of such Option the Board specified a longer period, not to exceed 90 days, provided, however, that no Option shall be exercisable after the expiration of the term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise the Option at the date of the terminating event, or if such Optionee does not exercise such Option (which such Optionee was entitled to exercise) within the time specified herein, the Option shall terminate. In the event that an Optionee's Continuous Status As An Employee terminates due to death or Disability, to the extent that such Optionee was entitled to exercise the Option at the date of such termination, the Option may be exercised any time within 180 days subsequent to the death or Disability of the Optionee (unless at the time of grant of such Option the Board specified a longer period, not to exceed one year), provided, however, that no Option shall be exercisable after the expiration of the Option term set forth in the Option Agreement. To the extent that such Optionee was not entitled to exercise such Option at the date of his or her termination due to death or Disability or if such Option is not exercised (to the extent it could be exercised) within the time specified herein, the Option shall terminate. If an Optionee's Continuous Employment with the Company terminates due to his her Termination for Cause, his or her Option shall terminate as of the date of such Termination for Cause to the extent not exercised as of such date.

            (e) LIMIT ON VALUE OF OPTIONED STOCK. To the extent that the aggregate fair market value (determined at the time an Incentive Stock Option is granted) of the Shares with respect to which Incentive Stock Options are exercisable for the first time by an Optionee during any calendar year under all incentive stock option plans of the Company, its Parent or its Subsidiaries, if any, exceeds $100,000, the Options in excess of such limit shall be treated as Nonstatutory Stock Options.

            (f) EXPIRATION OF OPTION. Notwithstanding any provision in the Plan, including but not limited to the provisions set forth in this Section 8, an Option may not be exercised, under any circumstances, after the expiration of its terms.

         9. NONTRANSFERABILITY OF OPTIONS. Options granted under this Plan may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner, either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution or as a transfer between spouses incident to a divorce, and any such attempt may result, at the discretion of the Board, in the termination of such Options. During the lifetime of the Optionee, his or her Option may be exercised only by such Optionee or his or her legal guardian.


         10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER.

             (a) Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or repurchase of Shares from an Optionee upon termination of employment or service, as well as the exercise price per Share covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, combination, recapitalization or reclassification of the Common Stock, or the payment of a stock dividend (but only on the Common Stock) or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than stock bonuses to Employees or directors); provided, however, that the conversion of any convertible securities of the Company shall not be deemed to have been effected without receipt of consideration. Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Option.

             (b) In the event of a proposed dissolution or liquidation of the Company or the sale of all or substantially all of the assets of the Company (other than in the ordinary course of business), or the merger, consolidation or reorganization of the Company with or into another corporation as a result of which the Company is not the surviving corporation as a result of which the outstanding Shares are exchanged for or converted into cash or property or securities not of the Company, the Board shall (i) make provision for the assumption of all outstanding Options by the successor corporation or a Parent or a Subsidiary thereof, or (ii) declare that outstanding Options shall terminate as of a date fixed by the Board which is at least 30 days after the notice thereof to the Optionee (unless such 30-day period is waived by the Optionee) and shall give each Optionee the right to exercise his or her option as to all or any part of the Shares underlying such Option, including shares as to which such Options would not otherwise be exercisable, provided such exercise does not violate Section 8(d)(ii) of the Plan.

             (c) No fractional shares of Common Stock shall be issuable on account of any action described in this Section, and the aggregate number of shares into which Shares then covered by the Option, when changed as the result of such action, shall be reduced to the largest number of whole shares resulting from such action, unless the Board, in its sole discretion, shall determine to issue scrip certificates in respect to any fractional shares, which script certificates, in such event, shall be in a form and have such terms and conditions as the Board in its discretion shall prescribe.


         11. TIME OF GRANTING OPTIONS. The date of grant of an Option shall, for all purposes, be the date on which the Board makes the determination granting such Option; provided, however, that if the Board determines that such grant shall be as of some future date, the date of grant shall be such future date. Notice of the determination shall be given to each Employee to whom an Option is so granted within a reasonable time after the date of such grant.


         12. AMENDMENT AND TERMINATION OF THE PLAN.

             (a) AMENDMENT AND TERMINATION. The Board may amend or terminate the Plan from time to time in such respects as the Board may deem advisable and shall make any amendments which may be required so that Options intended to be Incentive Stock Options shall at all times continue to be Incentive Stock Options for the purpose of the Code, except that, without approval of the holders of a majority of the shares of the Company's capital stock represented or present and entitled to vote at a valid meeting of the Company's shareholders at which action is taken on an amendment or revision, no such amendment or revision shall:

                 (i) Increase the number of Shares subject to the Plan, other than in connection with an adjustment under Section 10 of the Plan;

                 (ii) Materially change the designation of the class of Employees eligible to be granted Options;

                 (iii) Remove the administration of the Plan from the Board except to a Committee;

                 (iv) Materially increase the benefits accruing to participants under the Plan; or

                 (v)    Extend the term of the Plan.

             (b) EFFECT OF AMENDMENT OR TERMINATION. Except as otherwise provided in Section 10, any amendment or termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated, unless mutually agreed otherwise between the Optionee and the Company, which agreement must be in writing and signed by the Optionee and the Company.

         13. CONDITIONS UPON ISSUANCE OF SHARES.

             (a) Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, applicable state securities laws, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

             (b) As a condition to the exercise of an Option, the Board may require the person exercising such Option to execute an agreement with, and/or may require the person exercising such Option to make any representation and warranty to, the Company as may in the judgment of counsel to the Company be required under applicable law or regulation, including but not limited to a representation and warranty that the Shares are being purchased only for investment and without any present intention to sell or to distribute such Shares if, in the opinion of counsel for the Company, such a representation is appropriate under any of the aforementioned relevant provisions of law.


         14. RESERVATION OF SHARES. The Company, during the term of this Plan, shall at all times reserve and keep available, such number of Shares as shall be sufficient to satisfy requirements of the Plan.

             The Company, during the term of this Plan, shall use its best efforts to seek to obtain from appropriate regulatory agencies any requisite authorization in order to issue and to sell such number of Shares as shall be sufficient to satisfy the requirements of the Plan. The inability of the Company to obtain from any such regulatory agency having jurisdiction the requisite authorization(s) deemed by the Company's counsel to be necessary for the lawful issuance and sale of any Shares hereunder, or the inability of the Company to confirm to its satisfaction that any issuance and sale of any Shares hereunder will meet applicable legal requirements, shall relieve the Company of any liability in respect to the failure to issue or to sell such Shares as to which such requisite authority shall not have been obtained.

         15. STOCK OPTION AND STOCK PURCHASE AGREEMENTS. Options shall be evidenced by written Option Agreements in such form or forms as the Board shall approve from time to time. Upon the exercise of an Option, the Optionee shall sign and deliver to the Company a Stock Purchase Agreement in such form or forms as the Board shall approve from time to time.

         16. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon shareholder approval as provided in Section 17 of the Plan. The Plan shall continue in effect for a term of ten years unless sooner terminated under
Section 12 of the Plan.

         17. SHAREHOLDER APPROVAL. Continuance of the Plan shall be subject to approval by the shareholders of the Company within 12 months before or after the date the Plan is adopted by the Board. If such shareholder approval is obtained at a duly held shareholders' meeting, it may be obtained by the affirmative vote of the holders of a majority of the shares of the Company represented or present and entitled to vote thereon. All Options granted prior to shareholder approval of the Plan are subject to such approval, and if such approval is not obtained within 12 months before or after the date the Plan is adopted by the Board all such Options shall expire and shall be of no further force or effect.

         18. TAXES, FEES, EXPENSES AND WITHHOLDING OF TAXES.

             (a) The Company shall pay all original issue and transfer taxes (but not income taxes, if any) with respect to the grant of Options and/or the issue and transfer of Shares pursuant to the exercise thereof, and all other fees and expenses necessarily incurred by the Company in connection therewith, and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

             (b) The grant of Options hereunder and the issuance of Shares pursuant to the exercise thereof is conditioned upon the Company's reservation of the right to withhold, in accordance with any applicable law, from any compensation or other amounts payable to the Optionee, any taxes required to be withheld under federal, state or local law as a result of the grant or exercise of such Option or the sale of the Shares issued upon exercise thereof. To the extent that compensation or other amounts, if any, payable to the Optionee are insufficient to pay any taxes required to be so withheld, the Company may, in its sole discretion, require the Optionee, as a condition of the exercise of an Option, to pay in cash to the Company an amount sufficient to cover such tax liability or otherwise to make adequate provision for the Company's satisfaction of its withholding obligations under federal, state and local law.

         19. LIABILITY OF COMPANY. The Company, its Parent or any Subsidiary which is in existence or hereafter comes into existence shall not be liable to an Optionee or other person if it is determined for any reason by the Internal Revenue Service or any court having jurisdiction that any Options intended to be Incentive Stock Options granted hereunder do not qualify as incentive stock options within the meaning of Section 422 of the Code.

         20. INFORMATION TO OPTIONEE. The Company shall provide without charge at least annually to each Optionee during the period his or her Option is outstanding a balance sheet and income statement of the Company. In the event that the Company provides annual reports or periodic reports to its shareholders during the period in which an Optionee's Option is outstanding, the Company shall provide each Optionee a copy of each such report.

         21. INDEMNIFICATION. No member of the Committee or of the Board shall be liable for any act or action taken, whether of commission or omission, except in circumstances involving actual bad faith, or for any act or action taken, whether of commission or omission, by any other member or by any officer, agent, or Employee. In addition to such other rights of indemnification they may have as members of the Board, or as members of the Committee, the Committee shall be indemnified by the Company against reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken, by commission or omission, in connection with the Plan or any Option taken thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee or Board member is liable for actual bad faith in the performance of his or her duties; provided that within 60 days after institution of any such action, suit or proceeding, a Committee or Board member shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same.


         22. NOTICES. Any notice to be given to the Company pursuant to the provisions of this Plan shall be given in writing, addressed to the Company in care of its Secretary at its principal office, and any notice to be given to an Employee to whom an Option is granted hereunder shall be delivered personally or addressed to him or her at the address given beneath his or her signature on his Option Agreement or Stock Purchase Agreement or at such other address as such Optionee or his or her transferee (upon the transfer of the Optioned Stock) may hereafter designate in writing to the Company. Any such notice shall be deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, registered or certified, and deposited, postage and registry or certification fee prepaid, in a post office or branch post office regularly maintained by the United States Postal Service. It shall be the obligation of each Optionee and each transferee holding Shares purchased upon exercise of an Option to provide the Secretary of the Company, by letter mailed as provided hereinabove, with written notice of his or her direct mailing address.


         23. NO ENLARGEMENT OF EMPLOYEE RIGHTS. This Plan is purely voluntary on the part of the Company, and the continuance of the Plan shall not be deemed to constitute a contract between the Company and any Employee, or to be consideration for a condition of the employment or service of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the employ or service of the Company, its Parent, Subsidiary or a successor corporation, or to interfere with the right of the Company or any such corporations to discharge or to retire any Employee at anytime with or without cause and with or without notice. No Employee shall have any right to or interest in Options authorized hereunder prior to the grant thereof to such Employee, and upon such grant he or she shall have only such rights and interests as are expressly provided herein, subject, however, to all applicable provisions of the Company's Articles of Incorporation, as the same may be amended from time to time.


         24. LEGENDS ON CERTIFICATES.

             (a) FEDERAL LAW. Unless an appropriate registration statement is filed pursuant to the federal Securities Act of 1933, as amended, with respect to the Options and Shares issuable under this Plan, each document or certificate representing such Options or Shares shall be endorsed thereon with a legend substantially as follows:


             "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE, TRANSFER OR DISTRIBUTION THEREOF. NO SUCH SALE, TRANSFER OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATING THERETO OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED."

             (b) ADDITIONAL LEGENDS. Each document or certificate representing the Options or Shares issuable under the Plan shall also contain legends as may be required under applicable blue sky laws or by any Stock Purchase Agreement or other agreement the execution of which is a condition to the exercise of an Option under this Plan.

         25. AVAILABILITY OF PLAN. A copy of this Plan shall be delivered to the Secretary of the Company and shall be shown by him or her to any eligible person making reasonable inquiry concerning it.

         26. INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforeceable provision was not contained herein.

         27. SEVERABILITY. In the event that any provision of the Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein as invalid or unenforceable, and all such other provisions shall be given full force and effect to the same extent as though the invalid or unenforceable provision was not contained herein.


         28. APPLICABLE LAW. To the extent that federal laws do not otherwise control, this Plan shall be governed by and construed in accordance with the laws of the State of California without regard to the conflict of laws principles thereof.


                                  [END OF PLAN]

PROXY                 SOLICITED BY THE BOARD OF DIRECTORS OF               PROXY
                             SIMULATIONS PLUS, INC.


                ANNUAL MEETING OF SHAREHOLDERS - MARCH 26, 1999

      The undersigned hereby appoints Walter S. Woltosz and Momoko Beran, or either of them, attorneys and proxies for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to represent and vote, as designated below, all shares of stock of Simulations Plus, Inc., a California Corporation, held of record by the undersigned on March 8, 1999, at the Annual Meeting of the Shareholders to be held at 1220
West Avenue J, Lancaster, California at 2:00 p.m. Pacific Standard Time on March 26, 1999, or at any adjournment or postponement of such meeting, in accordance with and as described in the Notice of Annual Meeting of Shareholders and Proxy Statement. If no direction is given, this proxy will be voted FOR Proposals 1, 2, 3, and 4 and in the discretion of the proxy as to such other matters as may properly come before the meeting.

[X]  Please mark the votes as in this example.

     The Board of Directors recommends a vote for Proposals 1, 2, 3, and 4.

1.    Election of Directors

      Nominees: Walter S. Woltosz, Virginia E. Woltosz, Dr. David Z. D'Argenio and Dr. Richard Weiss

      FOR [ ]  WITHHELD [ ]
                            ----------------------------------------------------
                            FOR all nominees except as stated on line above

2. Approval of amendment to the Company's Articles of Incorporation to authorize up to 10,000,000 shares of no par value Preferred Stock

      FOR [ ]                     AGAINST [ ]                       ABSTAIN [ ]

3.    Approval of Amendment to 1996 Stock Option Plan

      FOR [ ]                     AGAINST [ ]                        ABSTAIN [ ]

4. Ratification of Selection of Singer, Lewak, Greenbaum & Goldstein LLP as Auditors

      FOR [ ]                     AGAINST [ ]                        ABSTAIN [ ]

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies all that the proxies, their substitutes, or any of them, may lawfully do by virtue hereof.

Please sign exactly as your name appears on the address label affixed hereto. If acting as attorney, executor, trustee or in other representative capacity, sign name and title.

                                        Date:
                                              ----------------------------------

                                        ----------------------------------------
                                        Signature:

                                        ----------------------------------------
                                        Signature if held jointly: